Exhibit 10.1

AMENDMENT NO. 5 TO CREDIT AGREEMENT

dated as of February 28, 2013

among

CATALENT PHARMA SOLUTIONS, INC.,

PTS INTERMEDIATE HOLDINGS LLC,

and

the several Loan Parties, Lenders and Agents party hereto,

MORGAN STANLEY SENIOR FUNDING, INC.,

DEUTSCHE BANK SECURITIES INC.,

GE CAPITAL MARKETS, INC.,

GOLDMAN SACHS BANK USA,

and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners,

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of February 28, 2013 among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender and each lender party hereto.

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as L/C Issuer, the other lenders party thereto and the other agents party thereto have entered into a Credit Agreement dated as of April 10, 2007 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended by this Amendment.

(2) Section 2.19 of the Credit Agreement provides that Refinancing Term Loans may be provided with the consent of only the Lenders agreeing to make such Refinancing Term Loans.

(3) The Borrower has requested that the Refinancing Dollar Term-2 (2017) Lenders (as defined in Exhibit A) provide to the Borrower the Refinancing Dollar Term-2 (2017) Loans (as defined in Exhibit A) pursuant to Section 2.19 of the Credit Agreement on the Amendment No. 5 Effective Date (as defined below), in an aggregate principal amount of up to $659,470,000 of the Refinancing Dollar Term-2 (2017) Loans having identical terms (except as otherwise set forth herein) with, and having the same rights and obligations under the Credit Agreement as, the outstanding Dollar Term-2 Loans existing immediately prior to the effectiveness of this Amendment.

(4) The proceeds of the Refinancing Dollar Term-2 (2017) Loans will be used to refinance in full the Non-Extended Euro Term Loans and the Dollar Term-2 Loans and to pay fees, costs and expenses incurred in connection with such refinancing and this Amendment.

(5) The Borrower has requested that the Refinancing Dollar Term-1 (2016) Lenders (as defined in Exhibit A) provide to the Borrower the Refinancing Dollar Term-1 (2016) Loans (as defined in Exhibit A) pursuant to Section 2.19 of the Credit Agreement on the Amendment No. 5 Effective Date, in an aggregate principal amount of up to $799,300,343 of the Refinancing Dollar Term-1 (2016) Loans having identical terms (except as otherwise set forth herein) with, and having the same rights and obligations under the Credit Agreement as, the outstanding Extended Dollar Term-1 Loans existing immediately prior to the effectiveness of this Amendment.

(6) The proceeds of the Refinancing Dollar Term-1 (2016) Loans will be used to refinance in full the Extended Dollar Term-1 Loans.

(7) Morgan Stanley Senior Funding, Inc. has agreed to act as the sole lead arranger for the Refinancing Dollar Term-2 (2017) Loans and the Refinancing Dollar Term-1 (2016) Loans.

(8) The Refinancing Dollar Term-2 (2017) Lenders have agreed to enter into this Amendment to establish the Refinancing Dollar Term-2 (2017) Loans upon the terms and conditions set forth herein. The Refinancing Dollar Term-1 (2016) Lenders have agreed to enter into this Amendment to establish the Refinancing Dollar Term-1 (2016) Loans upon the terms and conditions set forth herein.

(9) Pursuant to the last paragraph of Section 10.01 of the Credit Agreement, the Credit Agreement may be amended with the consent of the Administrative Agent at the request of the Borrower to cure mistakes or defects. Accordingly, Section 2.19(d) of the Credit Agreement and the definitions of “Maturity Date” and “Refinancing Dollar Term-2 Commitment” in Section 1.01 thereof are amended as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 5 Effective Date (as hereinafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The Credit Agreement is, effective as of the Amendment No. 5 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) Schedule 2.01(a)(i) and Schedule 2.01(a)(ii) to the Credit Agreement are each hereby deleted in its entirety and replaced with Schedule 2.01(a)(i) and Schedule 2.01(a)(ii), respectively, to this Amendment.

SECTION 2. Conditions of Effectiveness to Amendment No. 5. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 5 Effective Date”) when, and only when, the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party, the Refinancing Dollar Term-2 (2017) Lenders and the Refinancing Dollar Term-1 (2016) Lenders or, as to any of the foregoing Lenders, written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(b) The Administrative Agent shall have received evidence that all fees previously agreed among the Borrower and the lead arrangers in respect of this Amendment, and all reasonable expenses of the Administrative Agent for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of Shearman & Sterling LLP), shall have been paid.

(c) The Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 5 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (1) the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects on and as of the Amendment No. 5 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) no Default or Event of Default has occurred and is continuing, or would immediately result from the occurrence of the Amendment No. 5 Effective Date.

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(d) The Administrative Agent shall have received (1) certificates of incumbency and certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment and the matters contemplated hereby and (2) the certificate of incorporation or formation and the bylaws or limited liability company agreement of each Loan Party or as to any such Loan Party, a certificate that such constitutive documents of such Loan Party have not changed since February 27, 2012.

(e) The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(f) Each Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 5 Effective Date, a Note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit C-1 to the Credit Agreement.

SECTION 3. Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery by each Loan Party of this Amendment and the performance under this Amendment and the Loan Documents to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(d) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

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(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 5. Costs and Expenses The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer and Treasurer

CATALENT USA WOODSTOCK, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT USA PACKAGING, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Senior Vice President and Chief Financial Officer

R.P. SCHERER TECHNOLOGIES, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

GLACIER CORPORATION

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Treasurer

CATALENT US HOLDING I, LLC by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name: John Chiminski
Title: President and Chief Executive Officer

CATALENT US HOLDING II, LLC by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ John Chiminski
Name: John Chiminski
Title: President and Chief Executive Officer

CATALENT CTS HOLDINGS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer

CATALENT CTS INFORMATICS, INC.

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer

CATALENT CTS INTERMEDIATE HOLDINGS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer

CATALENT CTS, LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer

CATALENT CTS (KANSAS CITY), LLC

By:	/s/ Matthew Walsh
Name: Matthew Walsh
Title: Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	/s/ Stephen B. King
Name: Stephen B. King
Title: Vice President

[Form of]

Term Lender Signature Page to Amendment No. 5 to Credit Agreement

[Term Lenders: please fill in the amount your institution currently holds in Term Loans in Column A, fill in one of Column B or C1, as appropriate, and then execute the signature block below. Please see the footnotes for explanations of which column to choose and the undertakings associated therewith. If multiple entities are being signed for by the same natural person, you may use one page and use a different line in the below table for each entity.]

	A (Existing Term Loans)		B (Roll up to2):		C (Recommit up to3):
Name of Term Lender	Extended Dollar Term-1 Loans (Matures 2016)	Dollar Term-2 Loans (Matures 2017)	Refinancing Dollar Term-1 (2016) Loans (Matures 2016)	Refinancing Dollar Term-2 (2017) Loans (Matures 2017)	Refinancing Dollar Term-1 (2016) Loans (Matures 2016)	Refinancing Dollar Term-2 (2017) Loans (Matures 2017)
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$
	$	$	$	$	$	$

[ ],

By:
Name:
Title:

[4][By:
Name:
Title:]

[1]	Lenders selecting Column B or C and executing this page will be deemed to consent to the Amendment. If applicable, such execution will also be deemed to be the execution of an Assignment and Assumption substantially in the form of Exhibit E to the Credit Agreement.
[2]	If amount exceeds existing Term Loan position for any tranche, the incremental amount will be settled after the Amendment No. 5 Effective Date. If amount is less than existing Term Loan position for any tranche, the difference will be repaid on the Amendment No. 5 Effective Date.
[3]	Use this column if entire existing Term Loan position needs to be repaid and the “recommitted” amount (including any increase above existing position) settled after the Amendment No. 5 Effective Date.
[4]	Add another signature line if applicable.

Schedule 2.01(a)(i)

Extended Dollar Term-1 Loans: On file with the Administrative Agent

Schedule 2.01(a)(ii)

Dollar Term-2 Loans: On file with the Administrative Agent

Schedule 2.01

Refinancing Dollar Term-2 (2017) Loans:

Refinancing Dollar Term-1 (2016) Loans:

On file with the Administrative Agent

Exhibit A

Amendments of the Credit Agreement

EXHIBIT A

CONFORMED COPY

Through Amendment No. 45

CREDIT AGREEMENT

Dated as of April 10, 2007

among

PTS ACQUISITION CORP.

(TO BE MERGED WITH AND INTO CARDINAL HEALTH 409, INC.),

as Borrower,

PTS INTERMEDIATE HOLDINGS LLC,

as Holdings,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent, Collateral Agent and Swing Line Lender,

BANK OF AMERICA, N.A.,

as L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent,

BANK OF AMERICA, N.A.,

BEAR STEARNS CORPORATE LENDING INC. AND

GENERAL ELECTRIC CAPITAL CORPORATION,

as Documentation Agents,

MORGAN STANLEY SENIOR FUNDING, INC. AND

GOLDMAN SACHS CREDIT PARTNERS, L.P.,

as Joint Lead Arrangers,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

GOLDMAN SACHS CREDIT PARTNERS, L.P.,

BANK OF AMERICA, N.A. AND

BEAR STEARNS CORPORATE LENDING INC.,

as Joint Bookrunners

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions and Accounting Terms

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Other Interpretive Provisions	64
SECTION 1.03.	Accounting Terms	65
SECTION 1.04.	Rounding	65
SECTION 1.05.	References to Agreements, Laws, Etc.	65
SECTION 1.06.	Times of Day	66
SECTION 1.07.	Timing of Payment or Performance	66
SECTION 1.08.	Currency Equivalents Generally	66

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01.	The Loans	67
SECTION 2.02.	Borrowings, Conversions and Continuations of Loans	68
SECTION 2.03.	Letters of Credit	~~72~~71
SECTION 2.04.	Swing Line Loans	~~80~~79
SECTION 2.05.	Prepayments	~~84~~81
SECTION 2.06.	Termination or Reduction of Commitments	~~89~~87
SECTION 2.07.	Repayment of Loans	~~90~~88
SECTION 2.08.	Interest	~~91~~89
SECTION 2.09.	Fees	~~92~~89
SECTION 2.10.	Computation of Interest and Fees	~~93~~90
SECTION 2.11.	Evidence of Indebtedness	~~93~~90
SECTION 2.12.	Payments Generally	~~94~~91
SECTION 2.13.	Sharing of Payments	~~96~~93
SECTION 2.14.	Incremental Credit Extensions	~~96~~94
SECTION 2.15.	Conversion of Revolving Credit Loans, etc.	~~98~~96
SECTION 2.16.	Extensions of Revolving Credit Loans and Revolving Credit Commitments	~~99~~96
SECTION 2.17.	Conversion of Term Loans	~~102~~99
SECTION 2.18.	Extensions of Term Loans	~~102~~99
SECTION 2.19.	Refinancing Term Loans	~~104~~101

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01.	Taxes	~~105~~102
SECTION 3.02.	Illegality	~~108~~105

i

SECTION 3.03.	Inability to Determine Rates	~~108~~105
SECTION 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~109~~106
SECTION 3.05.	Funding Losses	~~110~~107
SECTION 3.06.	Matters Applicable to All Requests for Compensation	~~111~~108
SECTION 3.07.	Replacement of Lenders under Certain Circumstances	~~112~~109
SECTION 3.08.	Survival	~~113~~110

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01.	Conditions of Initial Credit Extension	~~113~~110
SECTION 4.02.	Conditions to All Credit Extensions	~~115~~112

ARTICLE V

Representations and Warranties

SECTION 5.01.	Existence, Qualification and Power; Compliance with Laws	~~116~~113
SECTION 5.02.	Authorization; No Contravention	~~116~~113
SECTION 5.03.	Governmental Authorization; Other Consents	~~117~~114
SECTION 5.04.	Binding Effect	~~117~~114
SECTION 5.05.	Financial Statements; No Material Adverse Effect	~~117~~114
SECTION 5.06.	Litigation	118115
SECTION 5.07.	No Default	~~118~~115
SECTION 5.08.	Ownership of Property; Liens	~~118~~115
SECTION 5.09.	Environmental Compliance	~~119~~116
SECTION 5.10.	Taxes	~~120~~117
SECTION 5.11.	ERISA Compliance	~~120~~117
SECTION 5.12.	Subsidiaries; Equity Interests	~~121~~118
SECTION 5.13.	Margin Regulations; Investment Company Act	~~121~~118
SECTION 5.14.	Disclosure	~~121~~118
SECTION 5.15.	Intellectual Property; Licenses, Etc.	~~121~~118
SECTION 5.16.	Solvency	~~122~~119
SECTION 5.17.	Subordination of Junior Financing	~~122~~119

ARTICLE VI

Affirmative Covenants

SECTION 6.01.	Financial Statements	~~122~~119
SECTION 6.02.	Certificates; Other Information	~~123~~120
SECTION 6.03.	Notices	~~125~~122
SECTION 6.04.	Payment of Obligations	~~125~~122
SECTION 6.05.	Preservation of Existence, Etc.	~~125~~122
SECTION 6.06.	Maintenance of Properties	~~126~~123

SECTION 6.07.	Maintenance of Insurance	~~126~~123
SECTION 6.08.	Compliance with Laws	~~126~~123
SECTION 6.09.	Books and Records	~~126~~123
SECTION 6.10.	Inspection Rights	~~126~~123
SECTION 6.11.	Covenant to Guarantee Obligations and Give Security	~~127~~124
SECTION 6.12.	Compliance with Environmental Laws	~~128~~125
SECTION 6.13.	Further Assurances and Post-Closing Conditions	~~129~~126
SECTION 6.14.	Designation of Subsidiaries	~~130~~127
SECTION 6.15.	Post-Closing Matters	~~130~~127

ARTICLE VII

Negative Covenants

SECTION 7.01.	Liens	~~131~~128
SECTION 7.02.	Investments	~~135~~132
SECTION 7.03.	Indebtedness	~~138~~135
SECTION 7.04.	Fundamental Changes	~~143~~140
SECTION 7.05.	Dispositions	~~144~~141
SECTION 7.06.	Restricted Payments	~~146~~143
SECTION 7.07.	Change in Nature of Business	~~150~~147
SECTION 7.08.	Transactions with Affiliates	~~150~~147
SECTION 7.09.	Burdensome Agreements	~~151~~148
SECTION 7.10.	Use of Proceeds	~~151~~148
SECTION 7.11.	Accounting Changes	~~152~~149
SECTION 7.12.	Prepayments, Etc. of Indebtedness	~~152~~149
SECTION 7.13.	Equity Interests of Certain Restricted Subsidiaries	~~152~~150

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01.	Events of Default	~~153~~150
SECTION 8.02.	Remedies Upon Event of Default	~~155~~153
SECTION 8.03.	Exclusion of Immaterial Subsidiaries	~~156~~153
SECTION 8.04.	Application of Funds	~~156~~153

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01.	Appointment and Authorization of Agents	~~157~~154
SECTION 9.02.	Delegation of Duties	~~158~~155
SECTION 9.03.	Liability of Agents	~~158~~155
SECTION 9.04.	Reliance by Agents	~~159~~156
SECTION 9.05.	Notice of Default	~~159~~156
SECTION 9.06.	Credit Decision; Disclosure of Information by Agents	~~160~~157

SECTION 9.07. Indemnification of Agents	~~160~~157
SECTION 9.08. Agents in their Individual Capacities	~~161~~158
SECTION 9.09. Successor Agents	~~161~~158
SECTION 9.10. Administrative Agent May File Proofs of Claim	~~162~~159
SECTION 9.11. Collateral and Guaranty Matters	~~162~~160
SECTION 9.12. Other Agents; Arrangers and Managers	~~164~~161
SECTION 9.13. Appointment of Supplemental Administrative Agents	~~164~~161

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc.	~~165~~162
SECTION 10.02. Notices and Other Communications; Facsimile Copies	~~167~~164
SECTION 10.03. No Waiver; Cumulative Remedies	~~168~~165
SECTION 10.04. Attorney Costs and Expenses	~~168~~166
SECTION 10.05. Indemnification by the Borrower	~~169~~166
SECTION 10.06. Payments Set Aside	~~170~~167
SECTION 10.07. Successors and Assigns	~~170~~168
SECTION 10.08. Confidentiality	~~174~~171
SECTION 10.09. Setoff	~~175~~172
SECTION 10.10. Interest Rate Limitation	~~176~~173
SECTION 10.11. Counterparts	~~176~~173
SECTION 10.12. Integration	~~176~~173
SECTION 10.13. Survival of Representations and Warranties	~~176~~173
SECTION 10.14. Severability	~~176~~174
SECTION 10.15. Tax Forms	~~177~~174
SECTION 10.16. GOVERNING LAW	~~178~~176
SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY	~~179~~176
SECTION 10.18. Binding Effect	~~179~~176
SECTION 10.19. Judgment Currency	~~179~~177
SECTION 10.20. Lender Action	~~180~~177
SECTION 10.21. USA PATRIOT Act	~~180~~177
SECTION 10.22. Agent for Service of Process	~~180~~177

SCHEDULES

1	Guarantors
1.01A	Certain Security Interests and Guarantees
1.01B	Unrestricted Subsidiaries
1.01C	Mandatory Cost
1.01D	Excluded Subsidiaries
2.01(a)(i)	Dollar Term-1 Commitment
2.01(a)(ii)	Dollar Term-2 Commitment
2.01(b)	Euro Term Commitment
2.01(c)	Revolving Credit Commitment
2.03(a)(ii)(B)	Certain Letters of Credit

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 1, 2011 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means June 1, 2011.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 17, 2012, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2. For the avoidance of doubt, the Amendment No. 2 Effective Date constitutes an Incremental Facility Closing Date hereunder.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of February 27, 2012 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means February 27, 2012.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of April 27, 2012, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means April 27, 2012.

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of February 28, 2013, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means February 28, 2013.

“Applicable Rate” means:

(a) in respect of the Non-Extended Dollar Term-1 Facility and Non-Extended Euro Term Facility, a percentage per annum equal to the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Non-Extended Dollar Term-1 Loans and Non-Extended Euro Term Loans	Base Rate for Non-Extended Dollar Term-1 Loans and Non-Extended Euro Term Loans
1	≥ 5.0:1.0	2.25%	1.25%
2	< 5.0:1.0 but ≥ 4.0:1.0	2.00%	1.00%
3	< 4.0:1.0	1.75%	0.75%

(b) in respect of the Extended Dollar Term-1 Loans ~~and~~, a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, 3.50% and (ii) in the case of Base Rate Loans, 2.50%;

(c) in respect of the Extended Euro Term Loans, a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, 4.00% and (ii) in the case of Base Rate Loans, 3.00%;

(~~c~~d) in respect of the Dollar Term-2 Loans, a percentage per annum equal to (i) in the case of Eurocurrency Rate Loans, ~~4.00~~3.25% and (ii) in the case of Base Rate Loans, ~~3.00~~2.25%;

(~~d~~e) in respect of the Revolving Credit Facility, a percentage per annum equal to the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	≥5.0:1.0	3.75%	2.75%	0.50%
2	< 5.0:1.0 but ≥4.0:1.0	3.75%	2.75%	0.50%
3	<4.0:1.0	3.50%	2.50%	0.375%

deemed reduction in the amount of such Investment including, without limitation, upon the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary or the Disposition of any such Investment), any Restricted Payment made pursuant to Section 7.06(k)(iii) or any payment made pursuant to Section 7.12(a)(iv)(2)(C) during the period commencing on the Closing Date and ending on prior to the Reference Date (and, for purposes of this clause (h), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Percentage” means (i) at any time that the condition set forth in clause (ii) is not satisfied, 50% and (ii) at any time that the Senior Secured Leverage Ratio as of the most recent Test Period is less than 3.00:1.00, 75%.

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing at the beginning of the fiscal quarter in which the Closing Date occurs and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest per annum published by the Wall Street Journal from time to time, as the “prime lending rate”; provided that in respect of any Base Rate Loan that is a Dollar Term-2 Loan, if the Base Rate would otherwise be less than ~~2.25~~2.00%, the Base Rate shall be deemed to be ~~2.25~~2.00%.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market and (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day.

(f) if the rates referenced in the preceding clauses (d) and (e) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the European interbank market at their request at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period. ~~Notwithstanding the foregoing, in respect of any Eurocurrency Rate Loan that is a Dollar Term-2 Loan, if the Eurocurrency Rate would otherwise be less than 1.25%, the Eurocurrency Rate shall be deemed to be 1.25%.~~

Notwithstanding the foregoing, in respect of any Eurocurrency Rate Loan that is a Dollar Term-2 Loan, if the Eurocurrency Rate would otherwise be less than 1.00%, the Eurocurrency Rate shall be deemed to be 1.00%.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or Euros, that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that “Material Foreign Subsidiary” shall also include any of the Borrower’s Subsidiaries selected by the Borrower which is required to ensure that all Material Foreign Subsidiaries have in the aggregate (i) total assets at the last day of the most recent Test Period that were equal to or greater than 95% of the total assets of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 95% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any real property owned by any Loan Party with a book value in excess of $15,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (a) (1) with respect to the Non-Extended Dollar Term-1 Loans and the Non-Extended Euro Term Loans, the seventh anniversary of the Closing Date, (2) with respect to the Dollar Term-2 Loans ~~and the Euro Term-2 Loans~~, the earlier of (i) September 15, 2017 and (ii) the 91st day prior to the maturity of the Senior Subordinated Notes or any Permitted Refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100,000,000 and (3) with respect to the Extended Dollar Term-1 Loans and the Extended Euro Term Loans, the earlier of (i) September 15, 2016 and (ii) the 91st day prior to the maturity of the Senior Notes or any Permitted Refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100,000,000; (b) with respect to the Revolving Credit Facility, the earliest of (i) the ninth anniversary of the Closing Date, (ii) the 91st day prior to the maturity of the Senior Notes or any Permitted Refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100,000,000, (iii) the 91st day prior to the maturity of the Senior Subordinated Notes or any Permitted Refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $40,000,000, (iv) the 91st day prior to the Maturity Date with respect to the Dollar Term Loans, the Euro Term Loans or the Incremental Term Loans; provided such Dollar Term Loans, Euro Term Loans and the Incremental Term Loans have an outstanding aggregate principal amount in excess of $345,000,000, (v) the 91st day prior to the maturity of any unsecured Indebtedness for borrowed money incurred after the Amendment No. 1 Effective Date that has a scheduled maturity date earlier than the 91st day following the ninth anniversary of the Closing Date; provided such Indebtedness for borrowed money has an outstanding aggregate principal amount in excess of $100,000,000, (vi) the sixth anniversary of the Closing Date or if later, the first day on which the event described in the proviso to this clause (vi) occurs, provided that the aggregate principal amount of the Senior Notes (or any Permitted Refinancing thereof) prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied other than with proceeds of debt financing (excluding any Revolving Credit Facility) or Permitted Equity Issuance since May 25, 2011 exceeds $100,000,000, and (vii) the sixth anniversary of the Closing Date or if later, the first day on which the event described in the proviso to this clause (vii) occurs, provided that the aggregate time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Purchase Agreement” means the Purchase and Sale Agreement dated as of January 25, 2007, as amended by Amendment No. 1, dated as of March 9, 2007 and Amendment No. 2, dated as of April 10, 2007, by and between the Seller and the Borrower.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings, any Intermediate Holding Company, any direct or indirect parent of Holdings or the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinancing Dollar Term-1 (2016) Borrowing” means a borrowing pursuant to Section 2.01(a)(v) consisting of Refinancing Dollar Term-1 (2016) Loans of the same Type made by the Refinancing Dollar Term-1 (2016) Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period. A Refinancing Dollar Term-1 (2016) Borrowing shall constitute an Extended Dollar Term-1 Borrowing for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Dollar Term-1 (2016) Commitment” means, in respect of each Refinancing Dollar Term-1 (2016) Lender that is a Refinancing Dollar Term-1 (2016) Lender on the Amendment No. 5 Effective Date, the amount set forth opposite such Lender’s name on Schedule 2.01 to Amendment No. 5 under the caption “Refinancing Dollar Term-1 (2016) Commitment”.

“Refinancing Dollar Term-1 (2016) Lender” means, at any time, any Lender that has a Refinancing Dollar Term-1 (2016) Commitment or a Refinancing Dollar Term-1 (2016) Loan at such time. Immediately after the funding of the Refinancing Dollar Term-1 (2016) Loans, a Refinancing Dollar Term-1 (2016) Lender shall constitute an Extended Dollar Term-1 Lender for all purposes.

“Refinancing Dollar Term-1 (2016) Loan” means a Loan made pursuant to Section 2.01(a)(v). The Refinancing Dollar Term-1 (2016) Loans shall constitute Extended Dollar Term-1 Loans for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Dollar Term-2 Borrowing” means a borrowing pursuant to Section 2.01(a)(iii) consisting of Refinancing Dollar Term-2 Loans of the same Type made by the Refinancing Dollar Term-2 Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period. A Refinancing Dollar Term-2 Borrowing shall constitute a Dollar Term-2 Borrowing for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Dollar Term-2 Commitment” means, in respect of each Refinancing Dollar Term-2 Lender that is a Refinancing Dollar Term-2 Lender on the ~~date hereof~~Amendment No. 4 Effective Date, the amount set forth opposite such Lender’s name on Schedule 2.01 to Amendment No. 4 under the caption “Refinancing Dollar Term-2 Commitment”.

“Refinancing Dollar Term-2 Lender” means, at any time, any Lender that has a Refinancing Dollar Term-2 Commitment or a Refinancing Dollar Term-2 Loan at such time. Immediately after the funding of the Refinancing Dollar Term-2 Loans, a Refinancing Dollar Term-2 Lender shall constitute a Dollar Term-2 Lender for all purposes.

“Refinancing Dollar Term-2 Loan” means a Loan made pursuant to Section 2.01(a)(iii). For the avoidance of doubt, the Refinancing Dollar Term-2 Loans constitute a tranche of Refinancing Term Loans hereunder. The Refinancing Dollar Term-2 Loans shall constitute Dollar Term-2 Loans for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes (i.e, the Refinancing Dollar Term-2 Loans and Dollar Term-2 Loans shall constitute one single Class and have the same terms and conditions, including, without limitation, those in respect of assignments, interest rates, maturity, prepayments and all other provisions under the Loan Documents).

“Refinancing Dollar Term-2 (2017) Borrowing” means a borrowing pursuant to Section 2.01(a)(iv) consisting of Refinancing Dollar Term-2 (2017) Loans of the same Type made by the Refinancing Dollar Term-2 (2017) Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period. A Refinancing Dollar Term-2 (2017) Borrowing shall constitute a Dollar Term-2 Borrowing for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Dollar Term-2 (2017) Commitment” means, in respect of each Refinancing Dollar Term-2 (2017) Lender that is a Refinancing Dollar Term-2 (2017) Lender on the Amendment No. 5 Effective Date, the amount set forth opposite such Lender’s name on Schedule 2.01 to Amendment No. 5 under the caption “Refinancing Dollar Term-2 (2017) Commitment”.

“Refinancing Dollar Term-2 (2017) Lender” means, at any time, any Lender that has a Refinancing Dollar Term-2 (2017) Commitment or a Refinancing Dollar Term-2 (2017) Loan at such time. Immediately after the funding of the Refinancing Dollar Term-2 (2017) Loans, a Refinancing Dollar Term-2 (2017) Lender shall constitute a Dollar Term-2 Lender for all purposes.

“Refinancing Dollar Term-2 (2017) Loan” means a Loan made pursuant to Section 2.01(a)(iv). The Refinancing Dollar Term-2 (2017) Loans shall constitute Dollar Term-2 Loans for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Effective Date” has the meaning specified in Section 2.19.

“Refinancing Term Lender” has the meaning specified in Section 2.19.

“Refinancing Term Loan Amendment” has the meaning specified in Section 2.19.

“Refinancing Term Loans” has the meaning specified in Section 2.19.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Dollar Term Loans, Euro Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or the Borrower or any Affiliate thereof shall be excluded for purposes of making a determination of Required Lenders.

(c) The Administrative Agent shall determine the Dollar Amount or the Euro Amount, as the case may be, of any Credit Extension, Commitment or Outstanding Amount of any Loan as of (A) the Closing Date, (B) the first day of each Interest Period applicable thereto, (C) as of the end of each fiscal quarter of the Borrower, and (D) such dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require, and shall promptly notify the Borrower and the Lenders of each Dollar Amount or Euro Amount, as the case may be, so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Committed Loan Notice for purposes of the initial such determination for any Loan and (y) on the second Business Day prior to the date as of which such Dollar Amount or Euro Amount, as the case may be, is to be determined, for purposes of any subsequent determination.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans.

(a) (i) The Dollar Term-1 Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term-1 Lender severally agrees to make to the Borrower a single loan (which will be converted into Extended Dollar Term-1 Loans and Non-Extended Dollar Term-1 Loans pursuant to Section 2.17(a) and Section 2.17(b)) denominated in Dollars in a principal amount equal to such Term Lender’s Dollar Term-1 Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Dollar Term-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) The Dollar Term-2 Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term-2 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Dollar Term-2 Commitment on the Amendment No. 2 Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Dollar Term-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(iii) The Refinancing Dollar Term-2 Borrowings. Subject to the terms and conditions set forth herein, each Refinancing Dollar Term-2 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Refinancing Dollar Term-2 Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed. Refinancing Dollar Term-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(iv) The Refinancing Dollar Term-2 (2017) Borrowings. Subject to the terms and conditions set forth herein, each Refinancing Dollar Term-2 (2017) Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Refinancing Dollar Term-2 (2017) Commitment on the Amendment No. 5 Effective Date. Amounts borrowed under this Section 2.01(a)(iv) and repaid or prepaid may not be reborrowed. Refinancing Dollar Term-2 (2017) Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(v) The Refinancing Dollar Term-1 (2016) Borrowings. Subject to the terms and conditions set forth herein, each Refinancing Dollar Term-1 (2016) Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Refinancing Dollar Term-1 (2016) Commitment on the Amendment No. 5 Effective Date. Amounts borrowed under this Section 2.01(a)(v) and repaid or prepaid may not be reborrowed. Refinancing Dollar Term-1 (2016) Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Euro Term Borrowings. Subject to the terms and conditions set forth herein, each Euro Term Lender severally agrees to make to the Borrower a single loan (which will be converted into Extended Euro Term Loans and Non-Extended Euro Term Loans pursuant to Section 2.17(c) and Section 2.17(d)) denominated in Euros in a principal amount equal to such Term Lender’s Euro Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Euro Term Loans must be Eurocurrency Rate Loans, as further provided herein.

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date (provided that each Revolving Credit Lender agrees to make the Initial Revolving Borrowing, at the request of the Borrower, on the Closing Date), in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05 and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time, or London, England time in the case of any Borrowing denominated in Euros) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time, or London, England time in the case of Loans denominated in Euros) (A) two (2) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Euros and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof in the case of Dollar Term Loans (or comparable amounts determined by the Administrative Agent in the case of Euro Term Loans); (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding, (4) in the case of any Repricing Event (as defined below) with respect to all or any portion of the ~~Dollar~~Extended Euro Term~~-2~~ Loans, a prepayment premium of 1.00% shall apply to any principal amount of the ~~Dollar~~Extended Euro Term~~-2~~ Loans subject to such Repricing Event during the first twelve-month period after the Amendment No. ~~2~~3 Effective Date and (5) in the case of any Repricing Event ~~(as defined below)~~ with respect to all or any portion of the Dollar Term-2 Loans and Extended Dollar Term-1 ~~Loans or Extended Euro Term~~ Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Dollar Term-2 Loans and Extended Dollar Term-1 Loans ~~or Extended Euro Term Loans, as applicable,~~ subject to such Repricing Event during the first ~~twelve~~six-month period after the Amendment No. ~~3~~5 Effective Date. A “Repricing Event” means (A) any prepayment or repayment of the Dollar Term-2 Loans, Extended Dollar Term-1 Loans or Extended Euro Term Loans, as applicable, with the proceeds of, or any conversion of the Dollar Term-2 Loans, Extended Dollar Term-1 Loans or Extended Euro Term Loans, as applicable, into, any new or replacement tranche of term loans bearing interest at an effective interest rate less than the effective interest rate applicable to the Dollar Term-2 Loans, Extended Dollar Term-1 Loans or Extended Euro Term Loans, as applicable, and (B) any amendment to this Agreement that reduces the effective interest rate applicable to the Dollar Term-2 Loans, Extended Dollar Term-1 Loans or Extended Euro Term Loans, as applicable, (in each case, with “effective interest rate” as the effective yield determined by taking into account the applicable interest rate margins, interest rate benchmark floors, original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest rate margins in a manner consistent with generally accepted financial practice). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Euro Term Loans shall be made in Euros (even if the Borrower is required to convert currency to do so). Subject to the pro rata application within any Class of Loans, the Borrower may allocate each prepayment of the Loans pursuant to this Section 2.05(a) in its sole discretion among the Class or Classes of Loans as the Borrower may specify, subject only to the following limitations: (i) the Borrower may not prepay Extended

Revolving Credit Commitment Class may be made on a non-pro rata basis among the Lenders providing such Extended Revolving Credit Commitments and (z) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause (x) shall be made in compliance with the requirements of Section 2.13 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to (1) any exchange pursuant to Section 2.16 of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans, respectively, and (2) any such reduction of the Revolving Credit Commitments in respect of the applicable Specified Existing Revolving Credit Commitment Class).

SECTION 2.07. Repayment of Loans.

(a) Dollar Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of (i) the Extended Dollar Term-1 Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of ~~September 2007,~~March 2013, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Extended Dollar Term-1 Loans outstanding on the ~~Closing~~Amendment No. 5 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the applicable Maturity Date for such Extended Dollar Term-1 Loans, the aggregate principal amount of all such Extended Dollar Term-1 Loans outstanding on such date and (ii) the Dollar Term-2 Lenders (A) on the last Business Day of ~~March 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-2 Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), (B) on the last Business Day of~~ each March, June, September and December, commencing with the last Business Day of ~~June 2012,~~March 2013, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-2 Loans outstanding on the Amendment No. 45 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (~~C~~B) on the Maturity Date for the Dollar Term-2 Loans, the aggregate principal amount of all Dollar Term-2 Loans outstanding on such date.

(b) Euro Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Euro Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for such Euro Term Loans, the aggregate principal amount of all such Euro Term Loans outstanding on such date.

(c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) such Refinancing Term Loans shall mature no earlier than, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than, the then remaining Weighted Average Life to Maturity of the Dollar Term B-2 Loans or Euro Term B-2 Loans at the time of such refinancing;

(iii) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees and interest rates which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially identical to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the then outstanding Term Loans of the applicable Class except to the extent such covenants and other terms apply solely to any period after the latest final maturity of all Classes of Term Loans in effect on the Refinancing Effective Date immediately prior to the borrowing of such Refinancing Term Loans;

(iv) the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be requested by the Collateral Agent; and

(v) the Net Cash Proceeds of the Refinancing Term Loans shall be applied to the repayment of the then outstanding applicable Class or Classes of Term Loans on the date of such incurrence in accordance with Section 2.05(b).

(b) The Borrower may approach any Lender or any other Person that would be a permitted Assignee pursuant to Section 10.07 to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a Class of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, be designated as an increase in any previously established Class of Term Loans made to the Borrower that were Refinancing Term Loans.

(c) The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrower, the Administrative Agent and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) which shall be consistent with the provisions set forth in paragraph (a) above (which shall not require the consent of any other Lender). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto.

(d) This Section ~~2.18~~2.19 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Lien permitted by Section 7.01(u) or any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(n) or 7.03(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the Senior Notes Indenture, the Senior Subordinated Notes Indenture or the Subordinated Lien Facility and (xiii) arise in connection with cash or other deposits permitted under Section 7.01.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement. The proceeds of the Dollar Term-2 Borrowing shall be used solely (i) to finance the consideration for the Aptuit Acquisition, (ii) to refinance the existing Indebtedness of the entities acquired by the Borrower in the Aptuit Acquisition and (iii) to pay any fees, costs and expenses incurred in connection with Amendment No. 2 and the Aptuit Acquisition. The proceeds of the Refinancing Dollar Term-2 Borrowing shall be used solely (i) to refinance the Non-Extended Dollar Term-1 Loans and (ii) to pay any fees, costs and expenses incurred in connection with such refinancing and Amendment No. 4. The proceeds of the Refinancing Dollar Term-2 (2017) Borrowing shall be used solely (i) to refinance the Non-Extended Euro Term Loans and the Dollar Term-2 Loans existing immediately prior to the Amendment No. 5 Effective Date and (ii) to pay any fees, costs and expenses incurred in connection with such refinancing and Amendment No. 5. The proceeds of the Refinancing Dollar Term-1 (2016) Borrowing shall be used solely to refinance the Extended Dollar Term-1 Loans existing immediately prior to the Amendment No. 5 Effective Date.

SECTION 7.11. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PTS ACQUISITION CORP.
as Borrower,

By:
Name:
Title:

PTS INTERMEDIATE HOLDINGS LLC as Holdings,

By:
Name:
Title:

The undersigned, as the successor by merger to PTS Acquisition Corp., on the Closing Date, hereby assumes and agrees to pay and perform all of the Obligations hereunder and under the Loan Documents.

CARDINAL HEALTH 409, INC.

By:
Name:
Title:

[Cardinal Credit Agreement]